                                                                    EXHIBIT 99.1

NuCo2 Inc.
2800 S.E. Market Place, Stuart, Florida 34997
www.nuco2.com
email: investor_relations@nuco2.com
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FOR IMMEDIATE RELEASE                                   Michael E. DeDomenico
                                                        Chairman and CEO
                                                        Robert R. Galvin
                                                        Chief Financial Officer
                                                        (772) 221-1754

                     NUCO2(R) ADOPTS SHAREHOLDER RIGHTS PLAN

STUART,  FLORIDA,  March 28, 2003 -- NuCo2 Inc.  (Nasdaq:  NUCO) announced today that its Board of  Directors  has  adopted a  shareholder  rights plan and shall issue one preferred share purchase right for each of the Company's common shares held by  shareholders  of record as of the close of  business  on April 8, 2003.
Each Right will entitle the holder to purchase one one-hundredth of a share of a series of  preferred  shares  that will be  established  by the  Company,  at an exercise price of $40. The preferred shares will be structured so that the value of one  one-hundredth  of a preferred  share will  approximate  the value of one common share of the Company.

The Company  stated  that the  purpose of the plan is to protect  the  long-term value of the  Company  for its  shareholders  and to protect  shareholders  from various abusive takeover tactics,  including  attempts to acquire control of the
Company at an inadequate price. The plan is designed to give the Company's Board of Directors  sufficient  time to study and respond to an  unsolicited  takeover attempt.  Adoption of the plan was not made in response to any specific  attempt to  acquire  the  Company  or its  shares,  and the  Company is not aware of any current efforts to do so.

The terms of the Rights  Agreement  provide for the  Company's  shareholders  of record at the close of  business  on April 8, 2003 to receive one Right for each outstanding common share held. In general, the Rights will become exercisable if a person or group acquires 20 percent or more of the Company's  common shares or announces  a tender  offer  or  exchange  offer  for 20  percent  or more of the
Company's common shares.

Depending on the circumstances,  the effect of the exercise of Rights will vary.
When the Rights initially become exercisable, as described above, each holder of a Right will be able to purchase one one-hundredth of a share of a newly created series of the Company's  preferred shares at an exercise price of $40.  However, if a person  acquires  20 percent or more of the  Company's  common  shares in a transaction  that was not approved by the Board of  Directors,  each Right would instead entitle the holder (other than the acquiring  person) to purchase common stock at 50% of the market price of the Company's common shares at that time.

The Rights will expire on March 27, 2008.  The Company may redeem the rights for
$.001  each  at  any  time  until  the  tenth  business  day  following   public
announcement  that a person or group has acquired 20% or more of its outstanding common shares.

A summary of the Rights Agreement will be included in a Current Report on Form
8-K to be filed by NuCo2 Inc. with the Securities and Exchange Commission.

                                   ABOUT NUCO2

            NuCo2 is a pioneer in the use of and is the largest  supplier in the
U.S. of bulk CO2 systems for carbonating  fountain beverages.  Substantially all of NuCo2's  revenues  are  derived  from the rental  and  refilling  of bulk CO2 systems  installed at customers'  sites,  which currently  number  approximately
70,000.  Bulk CO2 involves use of a cryogenic  vessel  installed at a customer's site,  which  preserves  CO2 in its  liquid  form and then  converts  the liquid product to gaseous CO2, the necessary ingredient for beverage carbonation. It is a relatively new technology  with clear  advantages over high pressure CO2, such as consistent and improved beverage quality,  increased product yields,  reduced employee handling and storage requirements, greater productivity, elimination of downtime and product waste as well as enhanced safety.  Among NuCo2's  customers are many of the major  national and regional  restaurant and  convenience  store chains, movie theater operators, theme parks, resorts and sports venues.

            STATEMENTS  CONTAINED IN THIS PRESS RELEASE CONCERNING THE COMPANY'S
OUTLOOK,  COMPETITIVE  POSITION AND OTHER  STATEMENTS OF  MANAGEMENT'S  BELIEFS,
GOALS AND EXPECTATIONS ARE  "FORWARD-LOOKING  STATEMENTS"  WITHIN THE MEANING OF
SECTION 27A OF THE  SECURITIES  ACT OF 1933 AND  SECTION  21E OF THE  SECURITIES
EXCHANGE  ACT OF 1934,  AND ARE  SUBJECT TO RISKS AND  UNCERTAINTIES  THAT COULD
CAUSE ACTUAL RESULTS TO DIFFER  MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY
THE  STATEMENTS.  WITH  RESPECT  TO SUCH  FORWARD-LOOKING  STATEMENTS,  WE CLAIM
PROTECTION  UNDER THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF 1995. THESE
RISKS AND  UNCERTAINTIES  INCLUDE,  BUT ARE NOT  LIMITED  TO, THE ABILITY OF THE
COMPANY TO ADD NEW ACCOUNTS,  COMPETITION AND FUTURE OPERATING PERFORMANCE.  THE
COMPANY  DISCLAIMS ANY OBLIGATION TO UPDATE ANY FORWARD  LOOKING  STATEMENT AS A
RESULT OF DEVELOPMENTS OCCURRING AFTER THE DATE OF THIS PRESS RELEASE.

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